[SOLOMON TECHNOLOGIES LOGO]


                              DEALERSHIP AGREEMENT

This DEALERSHIP Alliance Agreement (hereafter, "this Agreement") is made and entered into this 1st day of November, 2004 by and between Solomon Technologies, Inc. ("STI" or "the Supplier") a Delaware, USA Corporation with principal offices at 1400 L & R Industrial Boulevard, Tarpon Springs, Florida, 34689, USA and Nautique Propulsion Systems ("NPS" or "the DEALERSHIP") 248 Commissioner Street, Eureka, Bethlehem, Free State, RSA 9700. The Dealership acknowledges and agrees that all provisions of this Agreement apply entirely to all Dealership officers, directors, employees, agents, representatives and Nautique Propulsion Systems.

WHEREAS:

         (a) The Supplier agrees to provide products and/or services to Dealership (as enumerated in Schedule "A" and subsequent amendments thereto) according to the terms and conditions and the pricing of products/services outlined in Schedule "B" and will provide service support and expertise with the installation and use of the aforementioned products and/or services as detailed in the Agreement; and

         (b) Dealership agrees to support and promote STI throughout Dealership's companies/facilities as detailed in the body of this Agreement and to facilitate communication between the Supplier and the Dealership.

NOW THEREFORE THIS AGREEMENT WITNESSETH that for and in consideration of the premises and covenants of the parties hereto as hereinafter set forth and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), it is hereby agreed as follows:

1. APPOINTMENT OF DEALERSHIP


The Supplier hereby appoints the Dealership as a certified manufacturer to install/sell STI products, programs and services of the Supplier subject to the terms, conditions, and covenants set forth in this Agreement. The Dealership hereby accepts such appointment and agrees to comply with the terms and conditions set forth herein.

1.1 Territory-Dealership shall have the exclusive right to offer for sale and to sell the Supplier's products, programs, and services to customers in the geographic area described as the Country of South Africa (the "Territory").

2. PRODUCTS OR SERVICES

2.1 The Supplier will supply the electric propulsion products and/or services listed in Schedule "A" within a reasonable, agreed upon time notwithstanding
Section 2.4 and Amendments thereto for the prices set forth therein on Schedule "B".

2.3 If the Supplier is unable to provide any product listed in Schedule "A", the Supplier guarantees to reimburse Dealership the difference in cost between what the Dealership would have paid under this Agreement and what it had to pay a competitor for comparable product.

2.4 No product/service listed in the attached Schedule "A" shall be substituted for another without the consent of Dealership who would be potentially affected by the substitution.

3. RESPONSIBILITIES OF THE SUPPLIER

3.1 STI will manufacture and acquire system components from sources and test them as a complete system at STI or other designated, qualified facilities in the U.S. or E.U. Countries before shipment to South Africa. This will not include batteries, which will be purchased directly by the OEM unless otherwise provided herein.

3.2 STI will provide over-view training for the Dealership employee(s) that will visit the STI facilities in Tarpon Springs, Florida. This training will provide the Dealership employee(s) with a clear understanding of the arrangement and function of the STI system and an example of how a complete installation looks and operates. The Dealership will be provided an Installation Manual that will serve as an example for the dealer to follow. If, upon completion of this over-view training, the Dealership agrees he has received adequate training to perform installations on his own, this will complete the responsibility of STI for providing training.

If, however, the Dealership wishes further training for personnel STI will provide an engineer to supervise and train the Dealership employee(s) during the first installation in a new vessel configuration, factory installation, in a Dealership vessel at the Dealership facility in South Africa or the U.S. The STI engineer will not perform the actual installation but will direct and instruct the Dealership employee(s). The Dealership will be responsible for the cost of transportation, food, and lodging for STI employee(s) involved in such training, whether in South Africa or at the Dealership facilities in the U.S. as detailed in Schedule "B".

The STI engineer will also, at this time, take notes, measurements, and photographs for the purpose of customizing an Installations Manual for the vessel and will provide this manual to the Dealership, in hard copy and electronic forms. These notes, measurements, and photographs will also be used by STI to customize future orders for the Dealership with the goal of aiding in the Dealership installation process.

3.3 To reduce installation time, STI will develop a standardized system appropriate to each boat model of Dealership and its subsidiaries in which the STI EPS is to be installed. The standardized system will include cables and harnesses with electrical connectors in place, where appropriate for the components involved. It is recognized that for some components it may be more efficient to cut wires to length and connect them during the installation process, especially in those cases where connectors would not fit easily through openings or where excess wire is needed to initially pull wiring into place.

3.4 STI shall provide installation manuals, component layout guides, and wiring diagrams with enough detail for a skilled marine electrician to install the system completely.

3.5 STI has the right to change the design of individual components and the configuration of the system in order to reduce cost or to improve performance and efficiency. Dealership shall have the right to review such changes and to raise objections or make suggestions for alteration of such changes. In the event of any such objection or suggestion, the parties will attempt in good faith to achieve a mutually acceptable solution.

4. RESPONSIBILITIES OF THE DEALERSHIP

4.1. Dealership agrees to purchase a specific number of STI propulsion systems each year based on the items identified in Schedules "A" and "B". The dealership shall specify in Schedule "C" the total number of each type system. The pricing contained herein is contingent upon achieving these projections plus or minus 20%. (See Section 5.3(b)) The systems purchased will consist of: one or two electric motor drives, motor mounts, shaft coupling(s), motor controller's, AC battery charger, Safety Power Management and Distribution panel (SPMD), Main Distribution Box (when required for the installation), electronic throttles, E-meter (or equivalent), ammeter, inverter (when required for the installation), DC-DC cross charger, all necessary wiring, connectors, circuit breakers and battery cutoffs. Dealership has the right to provide its own battery packs, house batteries, although STI may also provide these as well at the Dealership's discretion and expense.

4.2 Dealership will provide the boat's mechanical drive components beyond the STI delrin coupling. These components include the propeller, prop shaft, shaft log, stuffing box or mechanical (dripless) seal, #410 shaft coupling.

4.3 Dealership will provide for sufficient ventilation so that all system components will function normally, including ventilation systems for the battery storage area, motor and controller compartment(s) and generator.

4.4 Dealership will provide a main 12volt power switch for house batteries and a 12 volt house power system.

4.5 Dealership will be responsible for installing the DC generator in a location that is accessible for maintenance and that has sufficient ventilation to prevent overheating. The Dealership will ensure that the fuel pump (or pumps) provides pressure specified by the manufacturer even if the generator is installed at a higher level than usual.

4.6 Distributor will provide a manager-level person to assist STI engineer who will be supervising Distributor employees during installation in which STI is involved. The assigned Distributor employees must be skilled in marine electrical installations so they will be able to perform installation tasks under the direction of STI engineer. The Distributor shall be certified and commit to taking full installation responsibility without the assistance of the Supplier after this new vessel configuration is complete.

4.7 Dealership will arrange its production schedule such that free and unencumbered access shall be had to the vessel in which the system will be installed. Dealership facilities provided will include an indoor location for the installation with adequate lighting, electric power and routine facility maintenance services, such as trash disposal. Dealership will also provide a lockable, secure location for storing tools, spare parts and components awaiting installation. Loss or theft of these tools and parts will be the responsibility of Dealership

4.8 Dealership will use its best efforts to ensure that all exported system components and tools shipped to Dealership facilities are cleared through customs agents in a timely manner so that the STI engineer will not be kept idle awaiting delivery. Dealership will pick up parts and tools shipped to South Africa at the port of entry and deliver them promptly to the STI engineer at the installation location.

4.9 Dealership will develop an installation module or pod with motor mounts and other mounting structures designed to hold system components in their correct locations and orientation for each vessel configuration covered under this Agreement. The pod would be appropriately affixed to the interior surface of each boat prior to the beginning of the installation.

4.10 Dealership will be responsible for providing the placement and installation of all components including batteries and gensets as well as housing for them. Dealership will be responsible for providing installation, termination and connection of all cabling. Dealership will also be responsible for performing all testing on completed installation.

4.11 Dealership will ensure that on new boat production, testing and transportation schedules allow enough time for all parts to arrive and be installed by STI before the boats are moved from the installation location for tank testing or sea trials. Dealership will ensure that batteries are fully charged and diesel fuel tank(s) are filled for sea trials. Dealership will ensure that sea trials are conducted promptly after the installation so that any STI engineer overseeing the trials will spend minimal time at Dealership specified location after the installation is completed.

4.12 Dealership will acquire and pay for generic replacement spare parts, such as additional fuel pumps, fuses, wiring, connectors, etc., from local suppliers as and when or before necessary to complete the installation and/or outfit the vessel in accordance with Dealership's agreement with the buyer.

5. PRICING

5.1 Supplier hereby warrants to Dealership and its subsidiaries that the prices and terms of products and/or services listed on Schedule "B" hereto under this Agreement shall be as good as or better than the prices and terms offered by the Supplier to any of the Supplier's customers, with similar volume and commitment, worldwide.

5.2 Prices and price changes are limited to those items identified in Schedule "B", notwithstanding Sections 5.3 and 5.4.

5.3  Dealership and the Supplier agree that:

(a) if there is an industry-wide price fluctuation on any product in Schedule "B" during the term of this Agreement, either Dealership or the Supplier may request a justifiable adjustment in the price accordingly for the product and/or service, through written notice, or remove the product and/or service from this Agreement as per Section 5.4(a);

(b) should the actual volume of business vary by more than 20% of anticipated volume as per Schedule "C", the Supplier may request, within ninety (90) days after the discrepancy is noticed, that prices and/or discounts be re-negotiated to reflect such changes;

(c) in the event that both parties cannot agree to a mutually acceptable outcome in Section 5.3(a) or 5.3(b), either party will be entitled to terminate this Agreement without penalty upon ninety (90) days' written notice to the other party.

5.4  The Supplier agrees and covenants that:

(a) if the Supplier removes a product and/or service from this Agreement, Dealership shall be notified ninety (90) days prior to such action and any anticipated volume will be adjusted downward in an amount equivalent to the value of anticipated purchases of the canceled product and/or service to the expiration date of this Agreement;

(b) pricing for additions to Schedule "B" and new products/services released by the Supplier will be negotiated at a price level consistent with the prices of the products/services already covered by this Agreement and will be subject to Dealership approval.

6. PAYMENT TERMS

6.1 All orders placed shall utilize a Purchase Order provided by Nautique Propulsion Systems referencing the components herein Schedule "A" and the pricing herein Schedule "B".

6.2 All purchasing transactions under this agreement by the Dealership shall utilize an Irrevocable Letter Of Credit (ILOC) in US Dollars drawn on a domestic bank for payment to the Supplier. Refer to Schedule "D" for proper procedure to be followed.

7. MARKETING AND SALES SUPPORT

7.1  The Supplier shall:

(a) Provide Dealership at cost (or files at no cost) with marketing materials that STI develops independently for its products. (This will not include materials developed specifically and exclusively for other companies.) Materials that STI will make available to Dealership include brochures, spec sheets, posters, rendered solid models in Rhino 3-D software, JPEGs and AVI animations of Rhino images, photographs of installations of STI systems in Dealership's boats, photographs taken of exterior of Dealership's boats on land and in the water, training materials, installation manuals, and operating manuals.

(b) Provide the services of its marketing staff to Dealership at cost and as time permits for special marketing assignments such as copywriting, magazine ad layout, electronic publishing, print materials production and video production.

(c) Provide personnel when available for joint marketing appearances at boat shows.

(d) Provide a link on the Solomon Technologies web site to Dealership's web site.

(e) Produce a Solomon Technologies page for Dealership's web site if requested.

(f) Prominently display or mention Dealership's boats (subject to supplier's esthetic criteria) in marketing materials and presentations developed for trade events and marketing functions that supplier engages in independently, such as boat show booth displays and speaking engagements before technical organizations.

7.2  The Dealership shall:

(a) Actively promote and market its boats powered by STI electric propulsion at boat shows, on the company web site and in brochures and other printed marketing materials.

(b) Preserve STI's labels, trademarks and service numbers on all components and provide clear and obvious references to STI as the provider of the electric propulsion systems used in Dealership's boats.

(c) Provide supplier with video (when available) and high-resolution photo files of company's boats under sail and during sea trials with Solomon Technologies motors.

(d) Provide CAD files (with appropriate safeguards to preserve proprietary information) that will allow supplier to create computer renderings of the STI system installed in Dealership's boats.

Provide supplier with marketing and promotional access to regattas, transatlantic crossings and other high-profile sailing events that include Dealership boats powered by STI electric drive.

8. NEW TECHNOLOGY

8.1 If a new electric propulsion technology is introduced by another supplier/competitor that improves outcomes and/or operational efficiencies during the term of this Agreement ("New Technology") the Supplier shall have an opportunity to supply comparable technology within 180 days of notification to the Supplier by the Dealership that it wants the New Technology included under this Agreement.

8.2 If, in Dealership's reasonable opinion, the Supplier's technology does not compare favorably to the New Technology, Dealership may purchase products incorporating the new technology from third parties and the anticipated volume shall be reduced if necessary.

9. COVENANT OF NON-DISCLOSURE OR USE OF CONFIDENTIAL INFORMATION

9.1 Dealership understands that the Supplier has developed, and is continuing to develop, valuable business, technical, product and customer information that the Supplier has a right to protect to safeguard its legitimate business interests. Dealership understands that during the course of the relationship with the Supplier, Dealership has or will have access to certain proprietary and confidential information regarding the business of the Supplier, including but not limited to: information regarding intellectual property, strategic, marketing, operational plans and programs, and processes toward meeting the goals in such plans; potential new products and services; competitive and marketing strategies, including confidential price lists or structured pricing schedules for particular customers or consortia or customers; identities of personnel and compensation structures; pricing, accounting, marketing, merchandising and business strategies; advertising and promotional plans; merchandising programs; product and services plans, plans for printed material; direct mail; telemarketing and internet programs; business plans, financial data and financial information; client/customer and supplier/vendor transaction histories; invoices and amounts charged for products and services; plans for products, programs, services and use of technology; research and development for products, programs, services and use of technology; information concerning past, present and prospective clients/customers and suppliers/vendors, including the identities of contact persons; and operations, management and organizational development (all of the foregoing shall hereafter be referred to as "Confidential Information"). Dealership acknowledges and agrees that he/she has acquired or will acquire such Confidential Information under circumstances giving rise to a duty to maintain its secrecy, and to limit its use to the benefit of the Supplier. Dealership acknowledges and agrees that said Confidential Information derives independent value from not being generally known to and not readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use. Dealership further acknowledges and agrees that such Confidential Information has been the subject of efforts, which are reasonable under the circumstances to maintain its confidentiality.

9.2 Undertakings: Except as may be necessary for the performance of Dealership's duties as a manufacturer of sailing vessels Dealership will use their best efforts and diligence to protect the Confidential Information and the Supplier's goodwill, and Dealership therefore agrees that, both during and after Dealership's association with the Supplier:

              i. Dealership will not, directly or indirectly, use the Confidential Information (A) for any purposes other than the furtherance of the Supplier's business interests or (B) in any way not permitted in writing by the Supplier,

               ii. Dealership will not disclose, leak, divulge, disseminate, reveal, make available, replicate, duplicate (in any form, tangible or intangible), or otherwise communicate all or any portion of the Confidential Information to any person or entity, either directly or indirectly, unless given permission to do so in writing by the Supplier; and

               iii. Dealership will use the highest degree of care to safeguard the confidentiality of the Confidential Information and will not make any copies or abstracts of the Confidential Information (in any form, tangible or intangible), except where permitted to do so by the Supplier in writing.

9.3 End of Association: Dealership understands and agrees that the obligation not to use or disclose the Supplier's Confidential Information survives termination of this Agreement for any reason. Dealership agrees that upon request by the Supplier Dealership will return to the Supplier any Confidential Information in its possession or in the possession of any of its officers, directors, employees or agents.

10. NON-SOLICITATION COVENANTS

10.1 Non-Solicitation of Employees, Other Representatives, Customers and
Vendors: During Dealership's association with the Supplier, and for a period of one year after termination of that association, unless the other party permits otherwise in writing, the Supplier and the Dealership will not solicit, divert, contact, take away or interfere with any of the other party's customers, employees, other representatives, vendors, suppliers, marketing agents, or others with similar business relationships with the other party, for a purpose that is competitive with, or detrimental to, the other party's business.

10.2 Non-Disparagement: Neither party will disparage, denigrate, vilify or criticize the other party for the purpose of interfering with, reducing, interrupting or otherwise impeding the conduct of the other party's business.

11. DEALERSHIP'S  AUTHORITY

The Dealership shall have no right or authority, either expressed or implied, to assume or create, on behalf of the Supplier, any obligation or responsibly of whatsoever kind of nature. The Dealership is an independent company, and under no circumstances shall be considered as an agent or representative of the Supplier. If the Dealership assumes or creates, on behalf of the Supplier, any obligation or responsibility not contemplated by this Agreement, the Supplier shall have the right to seek indemnification from the Dealership for any loss incurred because of the Dealership's actions.

12. ENFORCEMENT

12.1 Remedies. Dealership acknowledges and agrees that the restrictive covenants contained in Sections 9 and 10 are reasonable and necessary in order to protect the legitimate business interests of the Supplier, including its trade secrets, its valuable confidential information, its substantial relationships with prospective and existing customer and vendors and the vendor and customer goodwill associated with its ongoing business. Dealership acknowledges and agrees that any violation of the covenants contained in Sections 9 and 10 will cause the Supplier irreparable harm and damages and that damages at law will be insufficient remedy for such violations. Accordingly, Dealership agrees that upon breach or any threatened breach, the Supplier shall be entitled upon application to any court of competent jurisdiction to obtain preliminary and permanent injunctive relief to enforce the provision of Sections 9 and 10, which relief shall be in addition to any other rights or remedies available to the Supplier, at law or in equity, including but not limited to damages, punitive damages, costs and attorneys fees. Dealership agrees that the Supplier shall be entitled to such injunctive relief upon the posting of a bond in the amount of $1,000. Should Supplier's action for preliminary injunction be granted in whole or in part, and should Supplier ultimately be unsuccessful in obtaining a permanent injunction to enforce the covenant, Dealership hereby waives any and all rights they may have against the Supplier for any injuries or damages, including consequential damages sustained by Dealership and arising directly or indirectly from the issuance of a preliminary injunction.

12.2 Attorneys' Fees and Costs: If at any time after the execution of this Agreement, either party should institute legal action to enforce any of the terms and conditions of the Agreement, including Sections 13 and 14, the prevailing party shall be entitled to recover reasonable attorneys' fees and the costs of litigation, including those fees and costs incurred in bankruptcy and appellate proceedings.

13.  ASSIGNABILITY

This Agreement may not be assigned by either party without the prior written consent of the other party.

14.  MISCELLANEOUS

14.1 Failure to Enforce: Failure of the Supplier to enforce or otherwise act with respect to any of its rights hereunder shall not be construed as a waiver, nor prevent the Supplier from thereafter reinforcing strict compliance with any and all terms of this Agreement.

14.2 Complete Integration: This Agreement supersedes all prior agreements and understanding between the parties. This Agreement, together with the exhibits hereto, contains all the understandings and agreements between the parties concerning the covenants set forth herein. Dealership acknowledges that no person who is either an employee or agent of the Supplier may orally or by conduct modify, delete, vary or contradict the terms and conditions of such covenants or this Agreement. This Agreement may be modified only by a written amendment executed by each of the parties hereto.

14.3 Governing Law: This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without giving effect to principles of conflict of laws. Dealership hereby agrees that any action, proceeding or claim against it arising out of, relating in any way to this Agreement shall be brought and enforced in the courts of the State Florida or of the United States of America for the Middle District of Florida, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Dealership hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon Dealership may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 18 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon DEALERSHIP in any action, proceeding or claim.

14.3 Execution in Counterparts: This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

14.4 Severability: If any provision herein is or should become inconsistent with any present or future law, rule or regulation of any sovereign government or regulatory body having jurisdiction over the subject matter of this Agreement, such provision shall be deemed to be rescinded or modified in accordance with such law, rule or regulation. In all other respects, this Agreement shall continue to remain in full force and effect.

15.  TERM

This Agreement shall commence on the effective date, and will continue for a period of one year. The term of this Agreement will be automatically extended for successive one-year periods unless otherwise terminated in accordance with
Section 1.1. During the term of this Agreement, or any extension thereof, the Supplier will not enter into a separate or individual contract covering the products and/or services listed in Schedule "B" with any member of the Dealership, and the Dealership, agrees to purchase all agreed upon electric propulsion systems and their components from STI exclusively.

15.1  Termination-This Agreement may be terminated:

      (a) Upon ninety (90) days' advance written notice by either party.
      (b) Immediately by either party upon material breach hereof by the other party.

16.  WARRANTIES

The Supplier represents and warrants that all products and/or services listed in Schedule "B" will be delivered and supplied to Dealership in completely functional order. The Dealership's customer will receive a written warranty as part of their documentation package supplied upon receipt of the vessel. This warranty document is detailed in "Attachment 1" attached hereto.

17.  INSURANCE

STI will add Dealership as an "Added Insured" on all insurance policies; in turn, Dealership will add STI as "Added Insured" on all policies as well, in each case including but not limited to: Commercial General Liability and Workers' Compensation.

18.  NOTICES

Any notice, consent or approval required under this Agreement shall be properly given if in writing and delivered in person, by facsimile transmission or certified mail, postage prepaid and addressed to the following addresses (or such other address as a party may from time to time designate in writing):





IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.


SOLOMON TECHNOLOGIES, INC.                     Nautique Propulsion Systems


Per:/s/ Peter W. DeVecchis, Jr.                Per: /s/ Gabriel Cornelis Verhoef

Name: Peter W. DeVecchis, Jr.                  Name: Gabriel Cornelis Verhoef

Title: President                               Title: Manager



Address: 1400 L & R Industrial Boulevard       Address: 248 Commissioner Street
         Tarpon Springs, FL 34689                       Eureka
         Fax: (727) 934-8779                            Bethlehem
                                                        Free State
                                                        RSA 9700

                            SCHEDULE "A"
                     SOLOMON TECHNOLOGIES, INC.

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    ITEM CODE        MODEL                  DESCRIPTION                    DIMENSION        WEIGHT        CUSTOM CODES
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
      ST37           STI 37      Solomon 37 replaces diesel up 24hp        13x13x13         78 lbs.        8501104040
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
      ST37T       STI 37 Twin          Solomon 37 Twin motors              13x13x13        156 lbs.        8501104040
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
      ST74           STI 74      Solomon 74 replaces diesel up 45hp        13x17x13        108 lbs.        8501104040
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
      ST74T       STI 74 Twin          Solomon 74 Twin Motors              13x17x13        216 lbs.        8501104040
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
      SPMD            SPMD      Safety Power Management Distribution        15x12x6         14 lbs.
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
       MDB            MDB              Main Distribution Box                                30 lbs.
---------------------------------------------------------------------------------------------------------------------------
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   KS 091 127        KS 091               Battery Charger                  12x11x17         48 lbs.
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
      LLU1L            U1           Group U1 Batteries 33 amp hr         7.71x18x6.89       23 lbs.        8507800000
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
      LL24L            24           Group 24 Batteries 80 amp hr                                           8507800000
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
      LL27L            27           Group 27 Batteries 95 amp hr        13.09x6.77x9.25     63 lbs.        8507800000
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
      LL31T            31          Group 31 Batteries 105 amp hr        12.90x6.75x9.27     68 lbs.        8507800000
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
      LL4DL            4D          Group 4D Batteries 210 amp hr        20.75x8.71x9.09    130 lbs.        8507800000
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
      LL8DL            8D          Group 8D Batteries 255 amp hr       20.72x10.94x9.88    158 lbs.        8507800000
---------------------------------------------------------------------------------------------------------------------------
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     E-METER        E-METER               Digital Readout
---------------------------------------------------------------------------------------------------------------------------
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      AMMD          Ampmeter              Digital Ammeter
---------------------------------------------------------------------------------------------------------------------------
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    DDH300V15        DDH300       Cross Charger 120/144 v to 12 v            7x9x3          4 lbs.
---------------------------------------------------------------------------------------------------------------------------
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                                          DC/DC Converter                                   5 lbs.
---------------------------------------------------------------------------------------------------------------------------
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     GEN 15          GEN 15               Generator 15 KW               46.8x21.6x27.2     605 lbs.        8501336000
---------------------------------------------------------------------------------------------------------------------------
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      INV-3          INV-3                 Inverter 3 KW                   13x25.5x9        80 lbs.        8504409570
---------------------------------------------------------------------------------------------------------------------------
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      INV-6          INV-6                 Inverter 6 KW                                    80 lbs.        8504409570
---------------------------------------------------------------------------------------------------------------------------
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   MN-CTRL-NS        MN-Thr              Throttle Controls                                   1 lb.
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
      CA-01                                Battery Cables
---------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE C

Nautique Propulsion Systems, hereinafter referred to as the Dealership, as detailed in the attached Agreement, agrees to purchase the following STI systems as stock inventory to provide the Dealership to promptly meet the demands of their base of OEM's, boat yards and direct customers.

                           1-COMPLETE TWIN ST37 SYSTEM
                          Consisting of the following:

o        2-ST37 motors, controllers, and Delrin shaft coupling
o        1-Main Distribution Box
o        2-Safety Power management & Distribution (SPMD) Panels
o        2-Shaft & Propeller MP3-18x18 (pair) Priced Props only
o        1-DC/DC Cross charger/converter 144v to 12V 30amp
o        1-Battery Charger 144VDC-8amp
o        Battery breaker 50 amp per
o        Battery disconnects per
o        2-Motor Mounts (set of 4) Priced as 2 sets
o        1-Digital readouts-E Meter
o        1-Battery cable assembly
o        2-Throttle control mini electronic with rubber boots priced as set
o        2-Digital Ammeter-2 require priced as set

                    OPTIONAL COMPONENTS FOR FUNCTIONAL SYSTEM

o        12-Batteries AGM Group 31 (105 amp hr)
o        12-Batteries AGM Group 4D (210 amp hr)
o        12-Batteries AGM Group 8D (162 amp hr)
o        2-House Battery: genset starting AGM 12V Group 31/105 Amp hr
o        1-Inverter 144V to 115V AC3000 watts with breaker
o        1-Inverter 144V to 115V AC6000 watts with breaker
o        1-Fisher Panda 6.3 kW generator
o        1-Fisher Panda 9.5 kW generator
o        1-Fisher Panda 10.6 kW generator
o        1-Fisher Panda 13.1 kW generator
o        1-Fisher Panda 616.4 kW generator

Additionally, the Dealership projects it will sell a combination of STI systems during the first twelve (12) months of this Agreement as follows:

|_|      24 motors-in any combination as they may choose

Changes to this SCEHDULE C shall be mutually agreed to in writing in accordance with the attached Agreement and in accordance with all Agreement provisions. System component returns shall be negotiated as necessary with appropriate credits issued. Warranty repairs will be I accordance with the standard STI systems warranty provided.

                                  SCHEDULE "D"

             EXAMPLE OF IRREVOCABLE LETTER OF CREDIT (ILOC) REQUEST

Dear Buyer:

Regarding your purchase order number _____ dated _____, please ask that your bank issue an irrevocable Commercial Letter of Credit according to the following terms and conditions.

         BENEFICIARY:               Solomon Technologies, Inc.
                                    -------------------------
                                    1400 L & R Industrial Blvd.
                                    Tarpon Springs , Florida34689 U.S.A.

         ADVISING BANK:  Wachovia Bank, National Association

Mail and wire addresses of Wachovia Bank, National Association are as follows:

                  Mail:             International Export Trade Operations
                                    8739 Research Drive, URP4
                                    Charlotte, NC  28262
                  Telex:            4990118 funbk pa
                  Swift:            PNBPUS33PHL

PAYMENT TERMS: The Letter of Credit must be payable at the counters of Wachovia Bank, National Association.

Payment to be effected in U. S. Dollars

Draft(s) to be drawn at sight.

_____ Please have the Irrevocable Letter of Credit confirmed by Wachovia Bank, National Association.

DOCUMENTARY REQUIREMENTS:
The Irrevocable Letter of Credit funds should be available upon presentation of the following documents:

1.    Signed Commercial Invoices                    2.   _______________________
      ----------------------------

3.    ____________________________                  4.   _______________________

5.    ____________________________                  6.   _______________________

OTHER IMPORTANT POINTS:

*     Shipment and price quotations are ____________________.  (ILOC)
*     Shipment from ____________________ to ____________________.
*     Partial shipments __________ permitted or __________ not permitted.
*     Latest shipment date ________________________________________.
*     Expiration date _____________________________________________.

* All banking charges in the U.S. are for the account of the___________buyer or___________seller, including reimbursing bank fees.
* Please ensure that the Letter of Credit is issued__________ days before our agreed upon shipment date.


PLEASE NOTE CAREFULLY:

If you are unable or unwilling to meet any of these terms and conditions, please contact us as soon as possible, and prior to having the Letter of Credit issued. Any deviations from the above terms and conditions without our agreement may result in a delay of the shipment until the I L/C can be amended.

Signed,


------------------------------------